UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2023

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, D517 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 479-3016

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2023, Clubhouse Media Group, Inc. (the “Company”) and Amir Ben-Yohanan, the Chief Executive Officer of the Company entered into an Executive Employment Agreement Amendment and Forgiveness Agreement (the “Amendment”) to the Executive Employment Agreement, dated April 11, 2021 (as the same may have been amended to date, the “Employment Agreement”).

The Amendment serves as a waiver whereby the Company and Mr. Yohanan agree that the Company owes to Mr. Yohanan the sum of $885,000 for past due salary payable pursuant to the Employment Agreement, through September 30, 2023 (the “Past Due Amounts”). Under the Amendment, all Past Due Amounts are forgiven by Mr. Yohanan, and shall no longer be due or payable by the Company.

Further, under the terms of the Amendment, Mr. Yohanan irrevocably waives any breach or default under the Employment Agreement occurring as a result of the failure of the Company to pay any of the Past Due Amounts when and as originally payable.

The Amendment further states that any and all claims, proceedings or causes of action relating to the Amendment or arising from the Amendment or the transactions contemplated therein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Nevada, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada.

Other than the above, the Employment Agreement shall remain in full force and effect subject to its terms.

The foregoing description of the Executive Employment Agreement Amendment and Forgiveness Agreement is qualified in its entirety by reference to the full text of the Executive Employment Agreement Amendment and Forgiveness Agreement, a copy of which is attached as Exhibit 10.1, and incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 24, 2023, Clubhouse Media Group, Inc. (the “Company”) issued a press release announcing that the Company had reduced its debt by waiving $885,000 of deferred salary, owed to Mr. Yohanan.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.1	Executive Employment Agreement Amendment and Forgiveness Agreement, dated October 18, 2023.
99.1	Press release issued by the registrant on October 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2023	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer

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